CAROLINA FINANCIAL CORPORATION

2002 STOCK OPTION PLAN

1.	PURPOSE

The purpose of the Carolina Financial Corporation (the “Company”) 2002 Stock Option Plan (the “Plan”) is to advance the interests of the Company and its stockholders by providing Employees and Outside Directors of the Company and its Affiliates, including Community FirstBank of Charleston (“Community FirstBank”) and Crescent Bank, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.

2.	DEFINITIONS

“Affiliate” means any “parent corporation” or ‘‘subsidiary corporation” of the Company. Community FirstBank or Crescent Bank, as such terms are defined in Section 424(e) or 424(f), respectively, of the Code.

“Award” means an Award of Non-Statutory Stock Options, Incentive Stock Options, and/or Limited Rights granted under the provisions of the Plan.

“Beneficiary” means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant’s death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant’s surviving spouse, if any, or if none, his estate.

“Board” or “Board of Directors” means the board of directors of the Company or its Affiliate, as applicable.

“Change in Control” means (1) an event of a nature that (i) results in a change in control of the Company, Community FirstBank or Crescent Bank, within the meaning of the applicable federal and state statutes governing the acquisition of control of the Company, Community FirstBank or Crescent Bank, and applicable regulations promulgated thereunder as in effect on the date hereof; or (ii) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), assuming such provisions apply to the Company, Community FirstBank or Crescent Bank; (2) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company, Community FirstBank or Crescent Bank, representing 25% or more of the Company’s, Community FirstBank’s or Crescent Bank’s, outstanding securities; (3) individuals who are members of Incumbent Board cease for any reason to constitute at least a majority thereof; or (4) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company, Community FirstBank or Crescent Bank, or a similar transaction in which the Company, Community FirstBank or Crescent Bank, is not the resulting entity. The term “Change in Control” shall not include (1) an acquisition of securities by an employee benefit plan of the Company, Community FirstBank or Crescent Bank, or (2) the acquisition of securities (i) of Community FirstBank by the Company in connection with the initial stock offering of the Company or (ii) of Crescent Bank by the Company in connection with the organization of Crescent Bank. In the application of the applicable statutes to a determination of a Change in Control, determinations shall he made by the Board of Directors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a Committee of the Board the members of whom shall be determined by the Board in their sole discretion, provided that prior to any registration by the Company of any class of its securities under Section 12 of the Exchange Act, the Committee shall be modified to consist only of either (1) at least two Non-Employee Directors of the Company, or (ii) the entire Board of the Company.

“Common Stock” means the Common Stock of the Company, par value $.01 per share.

“Date of Grant” means the actual date on which an Award is granted by the Committee.

“Director” means a member of the Board.

“Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said employee’s lifetime.

“Effective Date” means the date of, or a date determined by the Board of Directors following, approval of the Plan by the Company’s stockholders.

“Employee” means an employee of the Company or its Affiliates chosen by the Committee to participate in the Plan.

“Fair Market Value” means, (i) if the Common Stock is traded on the Nasdaq Stock Market or a national securities exchange, the last trade price of the Common Stock on the day prior to the date as to which Fair Market Value is being determined, or if the Common Stock was not traded on such prior day, the last trade on the next preceding day on which the Common Stock was traded (the Committee may rely on the Wall Street Journal in determining last trade prices and whether or not the Common Stock traded on a particular day); (ii) if the Common Stock is not traded on the Nasdaq Stock Market or a national securities exchange, Fair Market Value means the last trade price as reported by the OTC Bulletin Board, maintained by the Nasdaq Stock Market, Inc., within the 30-day period ending on the day prior to the date as to which Fair Market Value is to be determined, provided that if the Committee is aware of trades of Common Stock more recent that any last trade reported on the OTC Bulletin Board, the Committee, in its discretion given the circumstances of the trade, may determine to use such trading price as the Fair Market Value; (iii) if the Common Stock is not traded on the Nasdaq Stock Market or a national securities exchange and a trade was not reported on the OTC Bulletin Board within the 30-day period ending on the day prior to the date as to which Fair Market Value is to be determined, and if there are at least two broker-dealers quoting both a bid and asked price on the OTC Bulletin Board at the close of trading on the day prior to the date as to which Fair Market Value is to be determined, then Fair Market Value shall be the average of all bid and asked prices quoted by broker-dealers quoting both a bid and asked price on the OTC Bulletin Board at the close of trading on the day prior to the date as to which Fair Market Value is to be determined. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee using a reasonable valuation method consistent with the Code and Treasury Regulations. The Committee shall he authorized, in its discretion, to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

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“Incentive Stock Option” means an Option granted by the Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to Section 8.

“Incumbent Board” means the Board of Directors of the Company on the date hereof, provided that any person becoming a Director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board, or whose nomination for election by stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be a member of the Incumbent Board.

“Limited Right” means the right to receive an amount of cash based upon the terms set forth in Section 9.

“Non-Employee Director” means, for purposes of the Plan, a Director who (a) is not employed by the Company or an Affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a Director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to item 404(b) of Regulation S-K.

“Non-Statutory Stock Option” means an Option granted by the Committee to (i) an Outside Director or (ii) to any other Participant and such Option is either (A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in Section 422 of the Code and the regulations thereunder.

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“Outside Director” means a Director who is not an employee of the Company or its Affiliates.

“Option” means an Award granted under Section 7 or Section 8.

“Participant” means an Employee or Outside Director of the Company or its Affiliates chosen by the Committee to participate in the Plan.

“Termination for Cause” means the termination of employment or termination of service on the Board caused by the individual’s personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, any of which results in material loss to the Company or one of its Affiliates.

3.	ADMINISTRATION

The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

All transactions involving a grant, award or other acquisition from the Company shall:

(a)           be approved by the Company’s full Board or by the Committee:

(b)          be approved, or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the securities present, or represented and entitled to vote at a meeting duly held in accordance with the laws of the state in which the Company is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote provided that such ratification occurs no later than the date of the next annual meeting of shareholders: or

(c)           result in the acquisition of an Option or Limited Right that is held by the Participant for a period of six months following the date of such acquisition.

4.	TYPES OF AWARDS

Awards under the Plan may be granted in any one or a combination of: (a) Incentive Stock Options: (b) Non-Statutory Stock Options; and (c) Limited Rights.

5.	STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 14, the maximum number of shares reserved for issuance under the Plan is 160,700 shares of Common Stock. These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that Options or rights granted under the Plan are exercised, the shares covered will he unavailable for future grants under the Plan; to the extent that Options together with any related rights granted under the Plan terminate, expire or are canceled without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares.

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6.	ELIGIBILITY

Employees of the Company and its Affiliates, including Community FirstBank and Crescent Bank, shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options and/or Limited Rights under the Plan. Outside Directors shall he eligible to receive Non-Statutory Stock Options under the Plan.

7.	NON-STATUTORY STOCK OPTIONS
7.1.	Grant of Non-Statutory Stock Options.

(a)           Grants to Employees and Outside Directors. The Committee may, from time to time, grant Non-Statutory Stock Options to eligible Employees and Outside Directors, and, upon such terms and conditions as the Committee may determine, grant Non-Statutory Stock Options in exchange for and upon surrender of previously granted Awards under the Plan. Non-Statutory Stock Options granted under the Plan, including Non-Statutory Stock Options granted in exchange for and upon surrender of previously granted Awards, are subject to the terms and conditions set forth in this Section 7.

(b)          Option Agreement. Each Option shall he evidenced by a written option agreement between the Company and the Participant specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of the Plan.

(c)           Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock Option shall be determined by the Committee on the date the Option is granted. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock at the Fair Market Value of such shares determined in the manner described in Section 2.

(d)          Manner of Exercise. Nonstatutory Stock Options shall vest based on a schedule determined by the Committee at the time of the award, provided that Non-Statutory Stock Options granted to Outside Directors on the Effective Date shall vest in five equal annual installments. The Committee may, in its sole discretion, accelerate the time at which any Non-Statutory Stock Option may be exercised in whole or in part by Employees of the Company, and by Outside Directors if the Company has not registered any class of its securities under section 12 of the Exchange Act. The vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Company. Such notice shall be irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock at the Fair Market Value of such shares, determined on the exercise date in the manner described in Section 2 hereof. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise.

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(e)           Terms of Options. The term during which each Non-Statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-Statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. Notwithstanding the above, in the event of a Change in Control of the Company, Community FirstBank or Crescent Bank, all Non-Statutory Stock Options that have been awarded shall become immediately exercisable.

(f)           Termination of Employment or Service. Upon the termination of an Employee’s employment or upon termination of an Outside Director’s service for any reason other than Change of Control, Normal Retirement, Disability, death or Termination for Cause, such Participant’s Non-Statutory Stock Options shall be exercisable only as to those shares that were immediately purchasable on the date of termination and only for one year following termination. In the event of ‘Termination for Cause, all rights under a Participant’s Non-Statutory Stock Options shall expire upon termination. In the event of termination of employment or service of an Employee or Outside Director in the event of Change of Control, Normal Retirement, Disability or death, all Non-Statutory Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by such Participant or his legal representative or beneficiaries for one year following the date of his termination of employment or service or such later period as determined by the Committee, provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term.

(g)          Transferability. In the discretion of the Board, all or any Non-Statutory Stock Option granted hereunder may be transferable by the Participant once the Option has vested in the Participant, provided, however, that the Board may limit the transferability of such Option or Options to a designated class or classes of persons.

8.	INCENTIVE STOCK OPTIONS
8.1.	Grant of Incentive Stock Options.

The Committee may, from time to time, grant Incentive Stock Options to Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a)           Option Agreement. Each Option shall be evidenced by a written option agreement between the Company and the Employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of the Plan.

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(b)          Price. Subject to Section 14 of the Plan and Section 422 of the Code, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. However, if an Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates (or under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Employee, or by or for any corporation, partnership, estate or trust of which such Employee is a shareholder, partner or Beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock at the Fair Market Value of such shares determined in the manner described in Section 2.

(c)           Manner of Exercise. The Options may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Company. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock at the Fair Market Value of such shares determined on the exercise date by the manner described in Section 2. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the Fair Market Value of such shares shall be determined as of the date of such exercise.

(d)          Amounts Options. Subject to the provisions of Section 5, Incentive Stock Options may be granted to any eligible Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. In the case of an Option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000. The provisions of this Section 8.1(d) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

(e)           Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any Employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse. ancestor or lineal descendent of such Employee, or by or for any corporation, partnership, estate or trust of which such Employee is a shareholder, partner or Beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under the Plan is transferable except by will or the laws of descent and distribution and is exercisable during his lifetime only by the Employee to which it is granted.

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The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments, provided, however, that Incentive Stock Options granted to Employees on the Effective Date shall vest in five equal annual installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. To the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000.

The Committee may, in its sole discretion. accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Company, all Incentive Stock Options that have been awarded shall become immediately exercisable, unless the Fair Market Value of the amount exercisable as a result of a Change in Control shall exceed $100,000 (determined as of the Date of Grant). In such event, the first $100,000 of Incentive Stock Options (determined as of the Date of Grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options.

(f)           Termination of Employment. Upon the termination of an Employee’s service for any reason other than Disability, Normal Retirement, Change of Control, death or Termination for Cause, the Employee’s Incentive Stock Options shall be exercisable only as to those shares that were immediately purchasable by such Employee at the date of termination and only for a period of three months following termination. In the event of Termination for Cause all rights under the Incentive Stock Options shall expire upon termination.

In the event of the death or Disability of any Employee, all Incentive Stock Options held by such Employee, whether or not exercisable at such time, shall be exercisable by such Employee or his legal representatives or beneficiaries for one year following the date of death or cessation of employment due to Disability. Upon termination of an Employee’s service due to Normal Retirement or a Change in Control, all Incentive Stock Options held by such Employee, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of his cessation of employment, provided however, that any such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following the date of his Normal Retirement or termination of employment due to a Change in Control. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

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(g)          Compliance with Code. The options granted under this Section 8 are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Non-Statutory Stock Option.

9.	LIMITED RIGHTS
9.1.	Grant of Limited Rights

The Committee may grant a Limited Right simultaneously with the grant of any Option to any Employee of the Bank, with respect to all or some of the shares covered by such Option. Limited Rights granted under the Plan are subject to the following terms and conditions:

(a)           Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control of the Company.

The Limited Right may be exercised only when the underlying Option is eligible to be exercised, provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Option.

Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Option. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

(b)          Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Company an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. In the event of a Change in Control in which pooling accounting treatment is a condition to the transaction, the Limited Right shall be exercisable solely for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The number of shares to be received on the exercise of such Limited Right shall be determined by dividing the amount of cash that would have been available under the first sentence above by the Fair Market Value at the time of exercise of the shares underlying the Option subject to the Limited Right.

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10.	SURRENDER OPTION

In the event of a Participant’s termination of employment or termination of service as a result of death, Disability or Normal Retirement, the Participant (or his or her personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee make application to surrender all or part of the Options held by such Participant in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment or the date of termination of service on the Board and the exercise price per share of the Option on the Date of Grant. Whether the Company accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Company is under no obligation to any Participant whatsoever to make such payments. In the event that the Company accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

11.	RIGHTS OF A STOCKHOLDER

A Participant shall have no rights as a stockholder with respect to any shares covered by a Non-Statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in the Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its Affiliates or to continue to perform services for the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate his services as an officer, director or employee at any time.

12.	AGREEMENT WITH PARTICIPANTS

Each Award of Options, and/or Limited Rights will be evidenced by a written agreement, executed by the Participant and the Company or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the purchase price, applicable periods, and any other terms and conditions as may be required by the Board or applicable securities law.

13.	DESIGNATION OF BENEFICIARY

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any stock option or Limited Rights Award to which he would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then his estate will be deemed to be the Beneficiary.

14.	DILUTION AND OTHER ADJUSTMENTS

In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, pro rata return of capital to all shareholders, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

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(a)	adjustments in the aggregate number or kind of shares of Common Stock that may be awarded under the Plan;
(b)	adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; or
(c)	adjustments in the purchase price of outstanding Incentive and/or Non-Statutory Stock Options, or any Limited Rights attached to such Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. With respect to Incentive Stock Options, no such adjustment shall be made if it would be deemed a “modification” of the Award under Section 424 of the Code.

15.	WITHHOLDING

There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to he withheld.

16.	AMENDMENT OF THE PLAN

The Board may at any time, and from time to time, modify or amend the Plan in any respect with regard to Awards received by Employees or Outside Directors; provided however, that no such termination, modification or amendment may affect the rights of a Participant, without his consent, under an outstanding Award. Any amendment or modification of the Plan or an outstanding Award under the Plan, including but not limited to the acceleration of vesting of an outstanding Award for reasons other than death, Disability, Normal Retirement, or a Change in Control, shall be approved by the Committee or the full Board of the Company.

17.	EFFECTIVE DATE OF PLAN

The Plan shall become effective upon the Effective Date.

18.	TERMINATION OF THE PLAN

The right to grant Awards under the Plan will terminate upon the earlier of (i) 10 years after the Effective Date, or (ii) the date on which the exercise of Options or related rights equaling the maximum number of shares reserved under the Plan occurs, as set forth in Section 5. The Board may suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

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19.	APPLICABLE LAW

The Plan will be administered in accordance with the laws of the State of Delaware.

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